UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 21, 2021.

Clinigence Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-53862	11-3363609
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 1st Avenue N, Suite 901 St. Petersburg, Florida	33701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (678) 607-6393

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	CLNH	OTCMKTS

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 1.01 Entry into a Material Definitive Agreement.

Effective May 14, 2021, Clinigence Holdings, Inc. (the “Company” or “Clinigence”), entered into a binding Letter of Intent (“LOI”) with Procare Health Inc. (“Procare”), a healthcare management services organization.

Pursuant to the LOI, Clinigence, subject to various conditions, shall issue approximately 759,036 newly issued shares of common stock (the “Purchase Price”) to the equity holders of Procare in exchange for 100% of the outstanding equity securities of Procare (the “Acquisition”). Procare will operate as a wholly owned subsidiary of Clinigence. .

In connection with the Acquisition, Mrs. Anh Nguyen will continue as President of Procare pursuant to a five-year employment agreement to be executed at closing of the Acquisition, which terms shall include an annual salary of $200,000. Additionally, Mrs. Nguyen will be entitled to(i) an annual cash payment of the percentage of the Procare net income above an increasing baseline amount (“Profit Share”). and(ii) additional shares of Clinigence common stock for new Procare business based upon 4 times Procare’s net income at year ended (the “New Business”). Any New Business shares issued will be calculated less the value of any Profit Share Mrs. Nguyen may have received for the New Business. Upon execution of the LOI, Mrs. Nguyen received a $50,000 signing bonus, which shall be held in Escrow until closing of the Acquisition.

All current Procare employees will continue to be Porcare employees for a minimum of five years from the date of the closing of the Acquisition.

The transactions are subject to various conditions to closing, including the requisite corporate approval of the Company and the preparation of definitive documentation. There can be no assurance that the transactions contemplated by the LOI will be consummated. The LOI and this Current Report on Form 8-K do not constitute an offer to buy, or solicitation of an offer to sell, any securities of the Company and no offer or sale of such securities will be made in any jurisdiction where it would be unlawful to do so.

Item 7.01 Regulation FD Disclosure.

On May 21, 2021, the Company issued a press release announcing the LOI, as described in Item 1.01 of this Current Report on Form 8-K, a copy of which is attached hereto as Exhibit 99.1.

The information furnished pursuant to this Item 7.01 and the accompanying Exhibit 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, and is not to be incorporated by reference into any filings of the Company.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits. Reference is made to the Exhibit Index following the signature page of this Current Report on Form 8-K, which is incorporated herein by reference.

Forward-Looking Statements

This report regarding the Company’s business and operations includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1996. Such statements consist of any statement other than a recitation of historical fact and can be identified by the use of forward-looking terminology such as “may,” “expect,” “anticipate,” “intend” or “estimate” or the negative thereof or other variations thereof or comparable terminology. The reader is cautioned that all forward-looking statements are speculative, and there are certain risks and uncertainties that could cause actual events or results to differ from those referred to in such forward-looking statements. This disclosure highlights some of the important risks regarding the Company’s business, including but not limited to, economic conditions, dependence on management, dilution to shareholders, lack of capital, changes in laws or regulations, the effects of rapid growth upon the Company and the ability of management to effectively respond to the growth, demand for products and services of the Company, newly developing technologies, its ability to compete, conflicts of interest in related party transactions, regulatory matters, protection of technology, lack of industry standards and the effects of competition. There may be additional risks associated with the integration of businesses following an acquisition, concentration of revenue from one source, competitors with broader product lines and greater resources, emergence into new markets, the termination of any of the Company’s significant contracts or partnerships, the Company’s ability to comply with senior debt agreements, the Company’s inability to maintain working capital requirements to fund future operations, or the Company’s ability to attract and retain highly qualified management, technical and sales personnel, and the other factors identified by us from time to time in the Company’s filings with the SEC. However, the risks included should not be assumed to be the only things that could affect future performance. We may also be subject to disruptions, delays in collections, or facilities closures caused by potential or actual acts of terrorism or government security concerns.

All forward-looking statements included in this document are made as of the date hereof, based on information available to us as of the date thereof, and we assume no obligation to update any forward-looking statements.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: May 21, 2021

Clinigence Holdings, Inc.

By: /s/ Michael Bowen

Michael Bowen

Chief Financial Officer

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EXHIBIT INDEX

Exhibit Number	Description
99.1	Clinigence Press Release dated May 21, 2021 announcing the signing of the Letter of Intent

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